UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2009

ARCADE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	006-52632	20-8348580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Arcade Partners, LLC 62 La Salle Road, Suite 304 West Hartford, Connecticut		06107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 236-6320

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On February 2, 2009, Arcade Acquisition Corp. (the “Company”) announced that it and Palmosa Shipping Corporation (“Palmosa”) have agreed to terminate the agreements pursuant to which the Company had agreed to acquire ten (10) feeder service containerships from Palmosa and certain other entities citing current market conditions in the shipping industry and the financial markets, which have made the transaction no longer feasible.  The membership interest purchase agreement provided for automatic termination in the event the closing of the transaction had not occurred by January 30, 2009.  The Company is continuing to evaluate all alternatives for its stockholders.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit No.	Description

	99.1	Press release dated February 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2009	ARCADE ACQUISITION CORP.

	By:	/s/ Jonathan Furer
Name: Jonathan Furer
Title: Chief Executive Officer